                                   EXHIBIT 99

For Further Information:

Investor Contact:          Deborah Abraham
                           (203) 459-6674

Media Contact:             Maria Gordon-Shydlo
                           (203) 459-7674

FOR IMMEDIATE RELEASE

                            OXFORD HEALTH PLANS, INC.

                 ANNOUNCES FOURTH QUARTER AND FULL YEAR RESULTS

 FOURTH QUARTER DILUTED EARNINGS PER SHARE OF $0.96 BEFORE CHARGES OF $0.53 PER
                       SHARE RELATED TO RECAPITALIZATION
                  MEMBERSHIP INCREASE OVER THIRD QUARTER LEVELS

         TRUMBULL, CONNECTICUT, FEBRUARY 5, 2001 Oxford Health Plans, Inc. (NASDAQ: OXHP) announced today net income of $0.96 per diluted common share, for the quarter ended December 31, 2000, before a $0.53 per share reduction related to the Company's recapitalization. Net income after charges related to the recapitalization was $44.9 million, or $0.43 per diluted common share for the period, compared to net income of $256.3 million, or $3.05 per diluted common share for the prior year period, which included the recognition of $225 million, or $2.68 per diluted common share, in tax benefits. Net income for the year ended December 31, 2000, was $191.3 million or $2.02 per diluted common share, compared to $274.4 million, or $3.26 per diluted common share in the prior year, including $225 million, or $2.67 per diluted common share related to tax benefits.

         Fourth quarter 2000 charges related to the recapitalization included an extraordinary charge of $0.16 per share related to the retirement of senior notes and a non-cash one-time charge of $0.37 per share in connection with the repurchase and exchange of preferred stock.

         The current quarter's pretax results included losses from the sale of certain fixed assets and investment valuations aggregating $6.9 million. The current quarter's pretax results benefited from $30.3 million in favorable development of prior period medical cost estimates, $6.4 million in recoveries of prior period claims, and $25.1 million in reimbursement from the 1997 and 1998 New York State Market Stabilization Pools in the individual and small group markets. A supplemental schedule displaying the effect of these items on pretax earnings and EPS is attached to this release. The aggregate effect of these items in the quarter was to increase net income by $35.1 million or $0.34 per diluted share. Excluding the effect of the recapitalization and the net benefit of the items discussed above, run rate net income was $65.0 million, or $0.62 per diluted common share for the fourth quarter of 2000.

         Excluding the favorable development of reserves and recoveries, the medical loss ratio run rate for the quarter was 78.6%. Including the favorable development of reserves and recoveries, the reported medical loss ratio for the quarter was 72.5%. The Company's administrative loss ratio was 11.2% for the quarter compared to 12.5% for the fourth quarter of last year, excluding a $24 million one time charge for litigation insurance coverage in 1999.

         Premium revenues for the quarter were $1.02 billion compared to $1.01 billion in the prior year period. As of December 31, 2000, Oxford's total membership was approximately 1.491 million compared to 1.485 million as of the end of the third quarter of 2000. The increase in membership represents the first quarterly increase in membership since the Company began rationalizing product offerings in its commercial and governmental businesses in 1998 as part of its turnaround efforts.

         In January 2001, Oxford's commercial fully insured membership reached
1.351 million, representing net growth of approximately 14,000 members. Medicare membership declined by approximately 4,000 members as a result of the Company's exit from several New Jersey counties. Oxford's chairman and CEO Norman C. Payson, MD commented on the results, "Disciplined premium pricing combined with successful initiatives with the medical community resulted in excellent underwriting results in the quarter and full year 2000. As importantly, we believe Oxford's growth in the fourth quarter and January 2001 is illustrative of a new growth era for the Company."

         The Company reported positive cash flow from operations of $171.2 million for the quarter ended December 31, 2000, compared to $99.8 million in the prior year period. Oxford reported positive cash flow from operations of $404.7 million for the year, compared to $35.5 million in the prior year. As of December 31, 2000, the Company held approximately $1.1 billion in current cash and marketable securities, including over $80 million available at the Parent Company. "During 2000, we lowered our debt to capital ratio from 88% at the beginning of the year to its current level of 28%. This improvement in leverage together with existing parent cash, our available $75 million revolving credit facility and expected cash flows provide us with strong liquidity for 2001," said Kurt B. Thompson, Oxford's Chief Financial Officer.

         As previously announced, the Company will hold a conference call on Tuesday, February 6, 2001 at 9:00 am (Eastern Time) to review the results of the fourth quarter and full year 2000 and discuss the outlook for 2001. The public is invited to listen to this conference call by dialing 1-888-677-8170 (using the password "4Q Results") at least 10 to15 minutes prior to the start of the call. Individuals who dial in will be asked to identify themselves and their affiliations. Investors, analysts and the public are also invited to listen to the conference call over the internet by visiting our website at www.oxfordhealth.com. To listen to this call live on the Internet, visit the investor page of Oxford's Web site at least 20 minutes early (to download and install any necessary audio software)

         Founded in 1984, Oxford Health Plans, Inc. provides health plans to employers and individuals in New York, New Jersey and Connecticut, through its direct sales force, independent insurance agents and brokers. Oxford's services include traditional health maintenance organizations, point-of-service plans, third party administration of employer-funded benefits plans and Medicare plans.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this press release, including statements concerning the Company's future results of operations, cash flows, liquidity, capital structure and financial position and the Company's future position in the Greater New York area, and other statements contained herein regarding matters that are not historical facts, are forward-looking statements (as such term is defined in the Securities Exchange Act of 1934); and because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to:

- Changes in Federal or State regulation relating to health care and health benefit plans, including proposed patient protection legislation and mandated benefits.

- Rising medical costs or higher utilization of medical services, including higher out-of-network utilization under point-of-service plans and new drugs and technologies.

- Competitive pressure on the pricing of the Company's products, including acceptance of premium rate increases by the Company's commercial groups.

- Higher than expected administrative costs in operating the Company's business and the cost and impact on service of changing technologies.

- The ability of the Company to operationalize risk transfer and other provider arrangements and the resolution of existing and future disputes over the reconciliations and performance under such arrangements.

- Any changes in the Company's estimates of its medical costs and expected cost trends.

- The impact of future developments in various litigation (including pending class and derivative actions filed against the Company and certain of its officers and directors, and other proceedings commenced against the Company and several employees by certain healthcare providers), the recent ERISA class action in Connecticut and related litigation by the Connecticut Attorney General, regulatory proceedings and other governmental action (including the ongoing examination, investigation and review of the Company by various Federal and State authorities).

-    The Company's ability to renew existing members and attract new members.

- The Company's ability to develop processes and systems to support its operations and any future growth.

-    Those factors included in the discussion under the caption
     "Business - Cautionary Statement Regarding Forward-Looking Statements" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations - Cautionary Statement Regarding Forward-Looking Statements" in the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2000.

                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES

                       Consolidated Statements of Earnings

         Three Months and Twelve Months Ended December 31, 2000 and 1999

           (In thousands, except per share, per member per month and
                          membership highlights data)

                                                                           Three Months Ended             Twelve Months Ended
                                                                               December 31,                   December 31,
                                                                          2000            1999            2000            1999
                                                                       -----------------------------------------------------------
Revenues:
    Premiums earned                                                    $ 1,019,391     $ 1,013,782     $ 4,023,397     $ 4,099,556
    Third-party administration, net                                          3,393           3,458          15,390          15,578
    Investment and other income, net                                        15,771          16,991          73,015          82,632
----------------------------------------------------------------------------------------------------------------------------------
      Total revenues                                                     1,038,555       1,034,231       4,111,802       4,197,766
----------------------------------------------------------------------------------------------------------------------------------

Expenses:
    Health care services                                                   739,481         797,412       3,116,544       3,365,340
    Marketing, general and administrative                                  114,703         151,626         476,422         599,151
    Interest and other financing charges                                     6,784          11,387          34,332          49,626
    Restructuring charges                                                      -               -               -            19,963
----------------------------------------------------------------------------------------------------------------------------------
      Total expenses                                                       860,968         960,425       3,627,298       4,034,080
----------------------------------------------------------------------------------------------------------------------------------

Earnings before income taxes and extraordinary item                        177,587          73,806         484,504         163,686
Income tax expense (benefit)                                                70,180        (194,004)        199,085        (156,254)
----------------------------------------------------------------------------------------------------------------------------------
Net earnings before extraordinary item                                     107,407         267,810         285,419         319,940
Extraordinary items                                                        (16,701)            -           (20,325)            -
----------------------------------------------------------------------------------------------------------------------------------
Net earnings                                                                90,706         267,810         265,094         319,940
Less preferred stock dividends and amortization                            (45,802)        (11,538)        (73,791)        (45,500)
----------------------------------------------------------------------------------------------------------------------------------
Net earnings attributable to common stock                              $    44,904     $   256,272     $   191,303     $   274,440
==================================================================================================================================

Earnings per common share - basic:

Earnings before extraordinary item                                     $      0.70     $      3.13     $      2.50     $      3.38
Extraordinary item                                                           (0.19)            -             (0.24)            -
----------------------------------------------------------------------------------------------------------------------------------
Earnings per common share - basic                                      $      0.51     $      3.13     $      2.26     $      3.38
==================================================================================================================================

Earnings per common share - diluted:

Earnings before extraordinary item                                     $      0.59     $      3.05     $      2.24     $      3.26
Extraordinary item                                                           (0.16)            -             (0.22)            -
----------------------------------------------------------------------------------------------------------------------------------
Earnings per common share - diluted                                    $      0.43     $      3.05     $      2.02     $      3.26
==================================================================================================================================

Weighted-average common shares outstanding - basic                          88,114          81,794          84,728          81,273
Effect of dilutive securities:
    Stock options                                                            6,002           2,315           4,779           2,958
    Warrants                                                                 9,995             -             5,066             -
----------------------------------------------------------------------------------------------------------------------------------
Weighted-average common shares outstanding - diluted                       104,111          84,109          94,573          84,231
==================================================================================================================================

SELECTED INFORMATION:

    Medical loss ratio                                                        72.5%           78.7%           77.5%           82.1%
    Administrative loss ratio                                                 11.2%           14.9%           11.8%           14.6%
    Earnings before income taxes, financing charges, depreciation
      and amortization ("EBITDA")                                      $   190,664     $    95,951     $   551,968     $   285,867
    PMPM premium revenue                                               $    238.08     $    217.38     $    231.96     $    212.12
    PMPM medical expense                                               $    172.71     $    170.99     $    179.67     $    174.13
    Fully insured member months                                            4,281.7         4,663.6        17,345.5        19,326.7


                                                          As of December 31,
MEMBERSHIP HIGHLIGHTS                                   2000            1999
--------------------------------------------------------------------------------
Freedom and Liberty Plans                            1,115,400       1,210,500
HMO                                                    221,600         235,400
Medicare                                                92,000          97,700
--------------------------------------------------------------------------------
Total Fully Insured                                  1,429,000       1,543,600
Third-party Administration                              62,400          50,100
--------------------------------------------------------------------------------
Total Membership                                     1,491,400       1,593,700
================================================================================

                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES

                      Consolidated Statements of Cash Flows

         Three Months and Twelve Months Ended December 31, 2000 and 1999
                                 (In thousands)

                                                                                 Three Months Ended           Twelve Months Ended
                                                                                     December 31,                 December 31,
                                                                                 2000          1999            2000          1999
                                                                              ------------------------      ------------------------
Cash flows from operating activities:

    Net earnings                                                              $  90,706     $ 267,810       $ 265,094     $ 319,940
    Adjustments to reconcile net earnings to
      net cash provided by operating activities:
        Depreciation and amortization                                             7,277        11,241          34,229        54,542
        Noncash restructuring charges and write-downs                                 -        (6,705)              -         8,355
        Deferred income taxes                                                    68,600      (197,313)        190,596      (159,563)
        Extraordinary items                                                      16,701             -          20,325             -
        Provision for doubtful accounts and advances                                  -       (18,000)              -        (4,200)
        Realized (gain) loss on sale of investments                                (178)          719            (111)        5,181
        (Gain) loss on sale of assets                                             5,365             -           5,365        (9,500)
        Other, net                                                               (1,420)        4,717               -         6,468
        Changes in assets and liabilities:
          Premiums receivable                                                     5,858        21,808           7,377        46,183
          Other receivables                                                     (51,645)       (3,999)        (48,406)        7,290
          Prepaid expenses and other current assets                               1,358         3,391            (899)        2,526
          Medical costs payable                                                  (1,837)      (14,361)        (43,133)     (189,934)
          Trade accounts payable and accrued expenses                           (20,600)      (27,697)        (19,853)      (39,995)
          Unearned premiums                                                      49,861        52,981          (8,856)       (8,838)
          Other, net                                                              1,196         5,192           2,976        (2,927)
------------------------------------------------------------------------------------------------------------------------------------
            Net cash provided by operating activities                           171,242        99,784         404,704        35,528
------------------------------------------------------------------------------------------------------------------------------------

Cash flows from investing activities:

    Capital expenditures                                                         (2,925)       (1,544)        (12,774)       (8,987)
    Purchases of investments                                                   (120,906)     (162,434)       (466,999)     (868,655)
    Sales and maturities of investments                                          69,499       104,758         450,082       919,940
    Proceeds from sale of assets                                                  2,734             -           2,734        12,450
    Other, net                                                                   18,351        (2,223)          7,730         3,237
------------------------------------------------------------------------------------------------------------------------------------
            Net cash provided (used) by investing activities                    (33,247)      (61,443)        (19,227)       57,985
------------------------------------------------------------------------------------------------------------------------------------

Cash flows from financing activities:

    Proceeds from exercise of stock options                                      14,587         7,513          64,590        18,186
    Redemption of warrants                                                     (142,122)            -        (142,122)
    Proceeds of notes payable                                                   175,000             -         175,000
    Cash dividends paid on preferred stock                                       (3,728)            -         (13,792)            -
    Redemption of notes payable                                                (221,350)            -        (376,050)            -
    Redemption of preferred stock                                               (78,592)            -        (208,592)            -
    Debt issuance expenses                                                       (6,207)            -          (6,207)            -
    Payments under capital leases                                                (2,530)       (2,381)        (12,554)      (16,534)
------------------------------------------------------------------------------------------------------------------------------------
            Net cash provided (used) by financing activities                   (264,942)        5,132        (519,727)        1,652
------------------------------------------------------------------------------------------------------------------------------------

Net increase (decrease) in cash and cash equivalents                           (126,947)       43,473        (134,250)       95,165
Cash and cash equivalents at beginning of period                                325,579       289,409         332,882       237,717
------------------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of period                                    $ 198,632     $ 332,882       $ 198,632     $ 332,882
====================================================================================================================================

                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES

                           Consolidated Balance Sheets

                        As of December 31, 2000 and 1999

                        (In thousands, except share data)


                                                                                                Dec. 31,          Dec. 31,
                                                                                                  2000              1999
                                                                                              -----------       -----------
                                     ASSETS
Current assets:
    Cash and cash equivalents                                                                 $   198,632       $   332,882
    Investments - available-for-sale, at market value                                             868,380           829,054
    Premiums receivable, net                                                                       56,694            64,071
    Other receivables                                                                              80,994            32,588
    Prepaid expenses and other current assets                                                       4,761             3,862
    Deferred income taxes                                                                          46,102            68,266
---------------------------------------------------------------------------------------------------------------------------
        Total current assets                                                                    1,255,563         1,330,723

Property and equipment, net                                                                        19,779            49,519
Deferred income taxes                                                                             102,133           231,512
Restricted cash and investments                                                                    57,194            61,603
Other noncurrent assets                                                                             9,941            13,531
---------------------------------------------------------------------------------------------------------------------------
        Total assets                                                                          $ 1,444,610       $ 1,686,888
===========================================================================================================================

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Medical costs payable                                                                     $   612,930       $   656,063
    Current portion of long term debt                                                             147,000               -
    Trade accounts payable and accrued expenses                                                   103,459           122,345
    Unearned premiums                                                                              88,299            97,155
    Current portion of capital lease obligations                                                    5,700            12,467
---------------------------------------------------------------------------------------------------------------------------
        Total current liabilities                                                                 957,388           888,030

Long-term debt                                                                                     28,000           350,000
Obligations under capital leases                                                                      -               5,787
Redeemable preferred stock                                                                            -             344,316

Shareholders' equity:
    Preferred stock, $.01 par value, authorized 2,000,000 shares                                      -                 -
    Common stock, $.01 par value, authorized 400,000,000
      shares; issued and outstanding 98,304,384 shares in 2000
      and 81,986,457 shares in 1999                                                                   983               820
    Additional paid-in capital                                                                    561,857           488,030
    Accumulated deficit                                                                          (107,256)         (372,350)
    Accumulated other comprehensive income (loss)                                                   3,638           (17,745)
---------------------------------------------------------------------------------------------------------------------------
      Total shareholders' equity                                                                  459,222            98,755

---------------------------------------------------------------------------------------------------------------------------
      Total liabilities and shareholders' equity                                              $ 1,444,610       $ 1,686,888
===========================================================================================================================

                            OXFORD HEALTH PLANS, INC.

                     Supplemental Income Statement Analysis
               Run Rate Results Compared to Reported GAAP Results

                           Increase (Decrease) Income
                  ($ millions, except share and per share data)

                                                                  THREE MONTHS ENDED DECEMBER 31,  TWELVE MONTHS ENDED DECEMBER 31,
                                                                      2000                1999        2000                 1999
                                                                  ------------------------------   ------------------------------
 RUN RATE PRE-TAX INCOME                                            $ 122.7              $ 66.3     $ 411.3              $ 158.6

 RUN RATE ADJUSTMENTS

 Investment and Other Income

       Loss on sale of assets                                          (5.4)                -          (5.4)                  -
       Loss from investment valuation                                  (1.5)                -          (1.5)                  -
       Gain on sale of assets (Direct Script)                            -                  -           1.6                  7.0
       Gain on sale of NY Medicaid Business                              -                  -            -                  13.5

 Health Care Services Expense

       Prior Period Reserve Estimate Changes                           30.3                31.5        47.7                 24.8
       Claim Recoveries                                                 6.4                  -         13.2                  3.8
       NY Stabilization Pool Recoveries from 1997 and 1998             25.1                  -         25.1                   -

 Administrative Expenses

       Severance Charges                                                 -                   -         (7.5)                  -
       Excess Insurance Premium                                          -                (24.0)         -                 (24.0)

 Restructuring Charges                                                   -                   -           -                 (20.0)
                                                                  ------------------------------   ------------------------------

       Total Run Rate Adjustments, pre-tax                             54.9                 7.5        73.2                  5.1

                                                                  ------------------------------   ------------------------------
 REPORTED GAAP PRE-TAX INCOME                                       $ 177.6              $ 73.8     $ 484.5              $ 163.7
                                                                  ==============================   ==============================


        SUPPLEMENTAL IMPACT OF RUN RATE ADJUSTMENTS AND RECAPITALIZATION
            CHARGES ON NET INCOME AND EPS INCREASE (DECREASE) INCOME

                                                                                   Three Months Ended    Twelve Months Ended
                                                                                      December 31,           December 31,
                                                                                   2000        1999       2000         1999
                                                                                  --------------------   ---------------------
 GAAP PRETAX INCOME IN EXCESS OF RUN RATE PRE-TAX INCOME, PER ABOVE               $  54.9     $   7.5    $  73.2      $   5.1
                                                                                  ====================   =====================

 AFTER TAX IMPACT

       Impact of run rate adjustments above, after tax                            $  32.3     $   4.4    $  43.1      $   3.0
       Tax provision adjustments related to income tax benefits and tax rates         2.8       225.0          -        225.0
                                                                                  --------------------   ---------------------
         After Tax Impact of Run Rate Adjustments                                 $  35.1     $ 229.4    $  43.1      $ 228.0
                                                                                  ====================   =====================

       Diluted EPS Impact of Run Rate and Income Tax Adjustments                  $  0.34     $  2.73    $  0.46      $  2.71
                                                                                  ====================   =====================

 RECAPITALIZATION CHARGES, AFTER TAX

       Extraordinary loss on retirement of senior notes and term loan             $ (16.7)               $ (20.3)
       Accelerated amortization of preferred stock discount and costs               (38.5)                 (41.1)
                                                                                  --------               --------
         Net Recapitalization Charges                                             $ (55.2)               $ (61.4)
                                                                                  ========               ========

       Diluted EPS Impact of Recapitalization Charges                             $ (0.53)               $ (0.65)
                                                                                  ========               ========

 Diluted common shares (000's)                                                    104,111      84,109     94,573       84,231


Note: These supplemental tables have been presented to provide additional financial information to readers of our financial statements in an effort to help explain the differences between our financial statements reported on a basis consistent with generally accepted accounting principles ("GAAP") relative to the run rate financial performance for the respective historical periods. The adjustments detailed in these schedules represent the current period impact of changes in the Company's estimates of prior period medical cost reserves and other singularly unique items that management believes would impact how readers of our financial statements interpret our financial performance.